UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement

On August 16, 2006, the Company entered into a Modification of Secured Convertible Promissory Note, altering the terms of the Secured Convertible Promissory Note dated January 13, 2006 (the “Note”) between the Company and MMA Capital, LLC, such that the interest on the Note was raised from eight percent (8%) to ten percent (10%) but was deferred until the maturity date of January 13, 2007. All other terms of the Note remain unchanged.

In connection with the modification of the Note, the Company agreed to issue one hundred thousand shares of common stock to MMA Capital, LLC.

ITEM 3.02	Unregistered Sales of Equity Securities

In connection with the transaction first described in Item 1.01, the Company issued to MMA Capital, LLC 100,000 shares of common stock. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an “accredited investor” as defined in the Act.

ITEM 9.01(d)	Exhibits

Exhibits 99.1	Modification of Secured Convertible Promissory Note dated August 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: August 18, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President